Exhibit 99.4

PRO FORMA INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the merger and represent the combined company’s unaudited pro forma condensed combined balance sheet as of March 31, 2015 and unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2015 and the year ended December 31, 2014. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on the date of such balance sheet. The accompanying unaudited pro forma condensed combined statements of operations gives effect to the merger as if it had occurred on January 1, 2014.

For accounting purposes, the transaction will be accounted for using the acquisition method, pursuant to which assets and liabilities are recorded at fair values. The valuation of Hecla’s shares to be given as consideration was based upon an assumed closing price of Hecla’s common stock of $3.00 on June 11, 2015. See Note 2 to these unaudited pro forma condensed combined financial statements for additional information on the estimated purchase consideration and the impact thereon of changes in the per share price of Hecla’s stock.

The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the historical financial statements of Hecla, including the notes thereto, included in Hecla’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and the historical financial statements of Revett including the notes thereto, which are included elsewhere in this current report.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial condition that would have been achieved if the merger had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position of the combined entities for any future period or as of any future date. Actual amounts recorded upon consummation of the merger will likely differ from those recorded in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not reflect any special items such as integration costs or operating synergies that may be realized as a result of the merger.

Hecla Mining Company

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2015

(in thousands)

	As of March 31, 2015
	Hecla	Revett	Acquisition adjustments		Pro forma combined
			(Notes 2 and 3)
Assets:
Cash and cash equivalents	$196,231	$722	$(425)	(a)	$196,528
Accounts receivable	42,798	268	—		43,066
Inventories	43,895	3,146	(2,517)	(b)	44,524
Current deferred income taxes	10,064	—	—		10,064
Other current assets	15,337	268	—		15,605

Total current assets	308,325	4,404	(2,942)		309,787
Non-current investments	4,334	—	(531)	(c)	3,803
Non-current restricted cash and investments	883	6,553	(6,553)	(d)	883
Properties, plants, equipment and mineral interests, net	1,837,173	16,303	5,066	(e)	1,858,542
Non-current deferred income taxes	98,544	—	—		98,544
Other non-current assets	10,692	731	8,500	(d)	11,423

Total assets	$2,259,951	$27,991	$3,540		$2,291,482

Liabilities:
Accounts payable and other current liabilities	$76,618	$1,168	—		$77,786
Current portion of capital leases and notes payable	10,289	4,061	—		14,350
Current portion of accrued reclamation and closure costs	1,631	—	—		1,631

Total current liabilities	88,538	5,229	—		93,767
Accrued reclamation and closure costs	55,781	4,865	3,635	(d)	64,281
Deferred tax liabilities	138,422	—	—		138,422
Long-term debt and capital leases	510,381	—	—		510,381
Other non-current liabilities	47,504	—	—		47,504

Total liabilities	840,626	10,094	3,635		854,355

Shareholders’ Equity:
Series B preferred stock	39	—	—		39
Common stock	93,106	393	1,563	(f)	94,669
			(393)	(g)
Capital surplus	1,495,893	91,937	17,195	(f)	1,512,566
			(91,937)	(g)
			(522)	(c)
Accumulated deficit	(129,817)	(74,433)	74,433	(g)	(130,242)
			(425)	(a)
Accumulated other comprehensive loss, net	(30,095)	—	(9)	(c)	(30,104)
Less treasury stock	(9,801)	—	—		(9,801)

Total shareholders’ equity	1,419,325	17,897	(95)		1,437,127

Total liabilities and shareholders’ equity	$2,259,951	$27,991	$3,540		$2,291,482

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Hecla Mining Company

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2015

(dollars and shares in thousands, except per share amounts)

	Three months ended March 31, 2015
	Hecla	Revett	Acquisition adjustments		Pro forma combined
			(Notes 2, 3 and 4)
Sales of products	$119,092	$2,268	$—		$121,360

Cost of sales and other direct production costs	73,965	2,662	—		76,627
Depreciation, depletion and amortization	25,254	41	—		25,295

	99,219	2,703	—		101,922

Gross profit (loss)	19,873	(435)	—		19,438

General and administrative	8,720	965	—		9,685
Exploration	4,615	183	—		4,798
Pre-developemnt	521	—	—		521
Impairment of property, plant and equipment	—	—	—		—
Provision for closed operations and environmental matters	467	—	—		467
Other operating expenses	628	898	—		1,526

Income from operations	4,922	(2,481)	—		2,441

Other income (expense):
Net foreign exchange gain	12,274	2	—		12,276
Gain on derivative contracts	5,792	—	—		5,792
Interest expense, net of amounts capitalized	(6,192)	(45)	—		(6,237)
Other income (expense)	(2,805)	(2)	—		(2,807)

	9,069	(45)	—		9,024

Income (loss) before income taxes	13,991	(2,526)	—		11,465
Income tax benefit	(1,439)	—	—		(1,439)

Net income (loss)	12,552	(2,526)	—		10,026
Preferred stock dividends	(138)	—	—		(138)

Income (loss) applicable to common shareholders	$12,414	$(2,526)	$—		$9,888

Basic and diluted income (loss) per common share after preferred stock dividends	$0.03				$0.03
Weighted average number of common shares outstanding—basic	368,798		6,253	(f)	375,051
Weighted average number of common shares outstanding—diluted	369,691		6,253	(f)	375,944

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Hecla Mining Company

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2014

(dollars and shares in thousands, except per share amounts)

	Year ended December 31, 2014
	Hecla	Revett	Acquisition adjustments		Pro forma combined
			(Notes 2, 3 and 4)
Sales of products	$500,781	$6	—		$500,787

Cost of sales and other direct production costs	304,446	—	—		304,446
Depreciation, depletion and amortization	111,134	110	—		111,244

	415,580	110	—		415,690

Gross profit (loss)	85,201	(104)	—		85,097

General and administrative	31,538	3,519	—		35,057
Exploration	17,698	951	—		18,649
Pre-developemnt	1,969	—	—		1,969
Impairment of property, plant and equipment	—	54,724 (h)			54,724
Provision for closed operations and environmental matters	10,098	—	—		10,098
Other operating expenses	2,270	4,282	—		6,552

Income from operations	21,628	(63,580)	—		(41,952)

Other income (expense):
Net foreign exchange gain	11,535	—	—		11,535
Gain on derivative contracts	9,134	—	—		9,134
Interest expense, net of amounts capitalized	(26,775)	(118)	—		(26,893)
Other income (expense)	(2,938)	1,775	—		(1,163)

	(9,044)	1,657	—		(7,387)

Income before income taxes	12,584	(61,923)	—		(49,339)
Income tax benefit (provision)	5,240	—	—		5,240

Net income	17,824	(61,923)	—		(44,099)
Preferred stock dividends	(552)	—	—		(552)

Income applicable to common shareholders	$17,272	$(61,923)	$—		$(44,651)

Basic and diluted income per common share after preferred stock dividends	$0.05				$(0.12)
Weighted average number of common shares outstanding—basic	353,442		6,253	(f)	359,695
Weighted average number of common shares outstanding—diluted	357,435		6,253	(f)	363,688

See accompanying notes to these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of presentation

Hecla Mining Company (“Hecla”) and Revett Mining Company (“Revett”) entered into a merger agreement (“merger” or “acquisition”) pursuant to which Hecla acquired all of the issued and outstanding common shares of Revett (see Note 2 for more information). The merger is accounted for as a business combination. The unaudited pro forma condensed combined financial statements are prepared on that basis, and are presented to give effect to the acquisition of all of the outstanding common shares of Revett by Hecla. The unaudited pro forma condensed combined financial statements represent the combined company’s unaudited pro forma condensed combined balance sheet as of March 31, 2015, and unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it occurred on the date of such balance sheet. The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it occurred on January 1, 2014. Historical information for Hecla and Revett has been derived from historical consolidated financial statements, which were prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”).

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial condition that would have been achieved if the merger had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position of the combined entities for any future period or as of any future date. Actual amounts recorded upon consummation of the merger will likely differ from those recorded in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements do not reflect any special items such as integration costs or operating synergies that may be realized as a result of the merger.

The pro forma adjustments and allocations of the estimated consideration transferred are based on preliminary estimates of the fair value of assets to be acquired, liabilities to be assumed, and consideration to be transferred. The final determination of the consideration transferred and the related allocation will be completed after asset and liability valuations are finalized as of the date of completion of the merger. Changes to these adjustments may materially affect both the estimated value of the consideration transferred and the preliminary estimated fair value to the assets and liabilities as presented in the unaudited pro forma condensed combined financial statements.

In preparing the unaudited pro forma condensed combined balance sheet and statements of operations in accordance with GAAP, the following historical information was used:

•	Revett’s consolidated balance sheet (unaudited) as of March 31, 2015 included in this current report;

•	Revett’s consolidated statement of operations and comprehensive income (loss) (unaudited) for the three months ended March 31, 2015 included in this current report;

•	Revett’s consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2014 included in this current report;

•	Hecla’s condensed consolidated balance sheet (unaudited) as of March 31, 2015 filed on Form 10-Q for the three months ended March 31, 2015;

•	Hecla’s condensed consolidated statement of operations and comprehensive income (unaudited) for the three months ended March 31, 2015 filed on Form 10-Q for the three months ended March 31, 2015; and

•	Hecla’s consolidated statement of operations and comprehensive income for the year ended December 31, 2014 filed on Form 10-K for the year ended December 31, 2014.

The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above.

Note 2. Summary of the acquisition of Revett

On June 15, 2015, Hecla completed the acquisition of all of the issued and outstanding common shares of Revett. Under the terms of the merger, each holder of Revett common shares will receive 0.1622 of a Hecla share per Revett share. Revett had 38,548,989 shares issued and outstanding common shares as of June 11, 2015, excluding 725,000 shares held by a wholly-owned subsidiary of Hecla which will be cancelled in the merger. For financial accounting purposes, the purchase price allocation is based upon the assumption of Hecla issuing 6,252,646 shares of Hecla common stock for total consideration valued at $18.8 million. The pro forma value of Hecla stock issued as consideration was based upon the closing price at June 11, 2015.

The following represents the preliminary estimated allocation of the consideration transferred as if the merger had occurred on March 31, 2015:

(US$, in thousands)
Consideration:
Hecla stock issued (6.3M shares @ $3.00 per share)	$18,758

Fair value of net assets acquired:
Assets:
Cash	722
Receivables	268
Inventories	629
Property, plant, and equipment and mineral interests	21,369
Other assets	9,499

Total assets	32,487

Liabilities:
Accounts payable	524
Payroll liabilities	319
Income taxes payable	259
Current portion of notes payable	4,061
Other current liabilities	66
Accrued reclamation and closure costs	8,500

Total liabilities	13,729

Net assets	$18,758

The actual value of consideration transferred will be based on the market price of Hecla’s common stock on June 15, 2015, the date the merger was consummated.

Note 3. Effect of the merger on the unaudited pro forma condensed combined balance sheet

The unaudited pro forma condensed combined balance sheet includes the following adjustments:

a) To record payment of estimated acquisition related costs of $0.4 million. The adjustment for the estimated acquisition related costs is not reflected in the pro forma statement of operations, as it is considered to be non-recurring in nature.

b) To adjust Revett’s materials and supplies inventory to reflect its estimated fair value.

c) To record cancelation of 725,000 shares of Revett’s common stock held by a wholly-owned subsidiary of Hecla.

d) To increase the value of the reclamation liability related to the Troy mine to reflect the amount of estimated undiscounted cash flows required to settle the reclamation obligation. The acquisition adjustment also includes an increase to other non-current assets for the estimated value of an insurance policy held by Revett which is anticipated to fund the reclamation obligation at the Troy mine. Also, the $6.6 million restricted cash balance representing collateral provided by Revett as security for the Troy mine reclamation bond has been eliminated, as it is anticipated that this amount will not be recoverable upon utilization of the insurance policy.

e) To recognize the preliminary estimated fair value of Revett’s assets acquired and liabilities assumed in the merger. The adjustment includes the assumption that the allocation of the estimated difference between consideration and the net fair value of assets acquired and liabilities assumed will be recorded to value beyond proven and probable reserves, with no amount allocated to goodwill. This allocation is preliminary and is subject to change due to several factors including: (1) detailed valuations of assets and liabilities which have not been completed as of the date of this current report; (2) subsequent changes in the fair values of Revett’s assets and liabilities up to the closing date of the merger; and (3) an assessment of the extent by which the merged company may realize Revett’s deferred tax assets, which have a full valuation allowance in Revett’s historical financial statements. These changes will not be known until after completion of the detailed valuation of assets and liabilities assumed.

f) To record issuance of 6,252,646 shares of Hecla common stock to Revett shareholders, valued at $3.00 per share or $18.8 million, as discussed above.

g) To eliminate Revett’s equity accounts.

Note 4. The effect of the merger on the unaudited pro forma condensed combined statement of operations

The following is information on the unaudited pro forma condensed combined statement of operations:

h) Revett’s consolidated statement of operations and comprehensive loss for the year ended December 31, 2014 included a $54.7 million expense for impairment of property, plant, and equipment. Revett recognized the impairment as of December 31, 2014, with the estimated fair value of long-lived assets based on the merger agreement between Hecla and Revett. Although the impairment is not eliminated through an adjustment to the unaudited pro forma condensed combined statement of operations, it is a nonrecurring item and is not reflective of the operating results for the combined entities after consummation of the merger.